Exhibit 32
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

          In connection with the Quarterly Report of Elizabeth Arden, Inc. (the "Company") on Form 10-Q for the quarterly period ended September 30, 2013, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, E. Scott Beattie, Chairman, President and Chief Executive Officer of the Company, and I, Marcey Becker, Senior Vice President Finance and Corporate Development, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002, that to the best of my knowledge:

(i) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 1, 2013	/s/ E. Scott Beattie

E. Scott Beattie Chairman, President and Chief Executive Officer

Date: November 1, 2013	/s/ Marcey Becker

Marcey Becker Senior Vice President Finance and Corporate Development

This certification accompanies this Report on Form 10-Q pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.